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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the following Registration Statements on Form S-3 and Form S-8 of our report dated November 17, 1997 which appears on page 54 of the 1997 Annual Report to Shareholders of Hewlett-Packard Company which is incorporated in this Annual Report on Form 10-K.

     Form S-3:
          Registration No. 333-44113

     Form S-8:
          Registration No. 2-66780 through Post-Effective Amendment No. 6

          Registration No. 2-90239

          Registration No. 2-92331 through Post-Effective Amendment No. 3

          Registration No. 2-96361 through Post-Effective Amendment No. 1

          Registration No. 33-30769

          Registration No. 33-31496

          Registration No. 33-31500

          Registration No. 33-38579

          Registration No. 33-50699

          Registration No. 33-52291

          Registration No. 33-58447

          Registration No. 33-65179

          Registration No. 333-22947

          Registration No. 333-30459


/s/ Price Waterhouse LLP
---------------------------
Price Waterhouse LLP
San Jose, California
January 21, 1998